Exhibit 10.1

SECURED PROMISSORY NOTE AND SECURITY AGREEMENT

$16,500,000.00	March 11, 2022
FOR VALUE RECEIVED, the undersigned NOVAN, INC., a Delaware corporation (“Borrower”), promises to pay to the order of EVENING POST GROUP, LLC, a South Carolina limited liability company (“Lender”), the principal sum of Sixteen Million Five Hundred Thousand and 00/100 Dollars ($16,500,000.00) (the “Principal Amount”), together with interest on the unpaid Principal Amount according to the terms and subject to the conditions set forth in this Secured Promissory Note and Security Agreement (this “Note”). This Note is issued in connection with that certain Unit Purchase Agreement dated as of the date hereof (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Purchase Agreement”), by and among Lender, Borrower and EPI Health, LLC, a South Carolina limited liability company (the “Guarantor”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.
1.Term and Payment. The term of this Note shall be twenty-four (24) months and shall be payable as follows:
(a)Interest shall accrue at the rates specified in Section 2 below, and such accrued interest shall be due and payable in arrears on the last Business Day of each calendar month, commencing on March 31, 2022.
(b)The outstanding Principal Amount, all accrued and unpaid interest on the Principal Amount and all other amounts owing hereunder shall be due and payable on March 11, 2024 (the “Maturity Date”).
2.Interest. Interest on the unpaid Principal Amount outstanding hereunder from time to time shall accrue at the rate of (a) five percent (5%) per annum commencing on the date hereof through and including June 9, 2022, (b) fifteen percent (15%) per annum commencing on June 10, 2022, through and including June 10, 2023, and (c) eighteen percent (18%) commencing on June 11, 2023 through and including the Maturity Date (or, if less, the highest rate then permitted under applicable law). Interest on the Principal Amount from time to time outstanding will be computed on the basis of a 365-day year but shall be calculated for the actual number of days in the period for which interest is charged.
3.Form of Payment; Optional Prepayment. Principal and interest shall be paid in lawful money of the United States of America at the principal office of Lender or at such other place as Lender hereof shall have designated to the undersigned in writing. Borrower may, at its sole option at any time, prepay this Note, without penalty or premium, in whole or in part, together with interest on the Principal Amount so prepaid to the date of such prepayment.
4.Mandatory Prepayments. Promptly (but in any event within one (1) Business Day) following a Change of Control (as hereinafter defined), Borrower shall prepay this Note, together with interest on the Principal Amount so prepaid to the date of such prepayment. “Change of Control” means, with respect to Borrower: (a) the sale of all or substantially all of Borrower’s assets; (b) a merger, reorganization or consolidation involving Borrower in which the voting securities of Borrower outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization, or consolidation; or (c) a person or entity, or group of persons or entities acting in concert, acquire more than fifty percent (50%) of the voting equity securities or management control of Borrower.

5.Default. Any one of the following occurrences shall constitute an “Event of Default” under this Note:
(a)The failure of Borrower to make payment of any amount owing under this Note within three (3) Business Days of the date same becomes due and payable in accordance with the terms hereof
(b)Borrower’s or Guarantor’s failure to perform or comply (or cause performance or compliance) with any other covenant or provision of this Note or any other Financing Document, which failure continues more than thirty (30) days after the earlier of either Borrower’s knowledge thereof or Lender delivers written notice thereof to Borrower or Guarantor, as applicable.
(c)The dissolution, termination of existence, insolvency, appointment of a receiver, assignment for the benefit of creditors by, or the commencement of any proceeding under applicable bankruptcy or insolvency laws by or against Borrower or Guarantor; provided, that if any such proceeding is instituted without the consent of Borrower or Guarantor, then an Event of Default shall not occur unless such proceeding continues dismissed or unstayed for sixty (60) calendar days.
6.Remedies for Default. Upon the occurrence of any Event of Default hereunder: (i) the entire unpaid principal balance and all unpaid interest thereon, together with fees and costs, including reasonable attorneys’ fees, for enforcement and collection with respect thereto and in connection with any proceedings thereon, shall, at the option of Lender and without notice or demand of any kind to Borrower or any other person, immediately become due and payable with interest on the unpaid principal amount of this Note accruing at the Default Rate of twenty percent (20%) per annum (or such lesser rate as permitted by applicable law), from and after the date of the Event of Default; (ii) Lender may exercise all the remedies then available to it under the Uniform Commercial Code as in effect in the State of Delaware (the “UCC”); and (iii) Lender shall have and may exercise any and all rights and remedies available at law or in equity, or provided in any Financing Document or any other instrument or documents delivered in connection with this Note or the indebtedness evidenced by this Note.
In furtherance of the foregoing, Borrower hereby consents to the transfer of the Collateral to Lender or its nominee following the occurrence and during the continuance of an Event of Default and to the substitution of Lender or its nominee as a member under the limited liability company agreement of Guarantor, in any case, as heretofore and hereafter amended. Furthermore, Borrower as the holder of equity interests in Guarantor, hereby (i) waives all rights of first refusal, rights to purchase, and rights to consent to transfer any Collateral (to Lender or to any purchaser resulting from the exercise of Lender’s remedy provided hereunder or under applicable laws) and (ii) in the event that Lender enforces its rights and remedies under this Note that results in the assignment, sale or other disposition (each a “Transfer”) of any Pledged Interests to Lender or any other person (each an “Assignee”) in accordance herewith, Borrower shall take such actions under the limited liability company agreement of Guarantor as are necessary to give effect to the Transfer of such Pledged Interests to Assignee.
7. Security Interest. To secure the payment, performance and observance of its obligations hereunder, Borrower hereby pledges and grants to Lender a continuing security interest in, right of setoff against, and an assignment to Lender of all of Borrower’s right, title and interest in, to and under, all of the following, whether now owned or hereafter acquired by Borrower, and wherever located and whether now owned or hereafter existing or arising (collectively, the “Collateral”): (a) all Pledged Interests (as hereinafter defined), (b) the certificates representing the Pledged Interests, if any, (c) stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, and all other distributions or payments (whether similar or dissimilar to the foregoing) on or with respect to, or on account of, any Pledged Interests or other rights or interests constituting Collateral, and (d) all Proceeds (as defined in the UCC) from the Pledged Collateral described in clauses (a) through (c) of this Section 7. “Pledged Interests” means (a) all membership interests of the Guarantor as described in Schedule I hereto, (b) all other membership interests or other equity interests (in each case, of the Guarantor) hereafter acquired by, or otherwise issued to, Borrower; (c) all registrations, certificates, articles, by-laws, regulations, limited liability company agreements or constitutive agreements governing or representing any such interests; and (d) all options and other rights, contractual or otherwise (including all voting rights and books and records relating to any of the forgoing), at any time existing with respect to such interests, in each case as such interests are amended, modified, or supplemented from time to time, and together with any interests taken in extension or renewal thereof or substitution therefor.
8.    Further Acts and Covenants.
(a)    Without the express written consent of Lender, Borrower shall not (i) change its capital structure, (ii) merge or consolidate with any entity, (iii) amend or change its certificate of formation, operating agreement or other governing instruments in a manner materially adverse to Lender (provided, that Borrower shall provide Lender with not less than 10 Business Days’ prior written notice of any change in its name or jurisdiction of organization) or (iv) sell, lease, transfer or otherwise dispose of or sell and leaseback, any Collateral or all or any substantial portion of its assets, whether now owned or hereafter acquired (it being agreed that this Note shall not restrict any lien or security interest on any of Borrower’s assets other than the Collateral).
(b)    Borrower shall have and maintain commercially reasonable insurance at all times with respect to the Collateral.
(c)    Borrower will not sell or otherwise transfer or grant or allow the imposition of a lien or security interest upon the Collateral, will not allow any third party to gain control of all or any part of the Collateral, and will not use any portion thereof in any manner inconsistent with this Note or with the terms and conditions of any policy of insurance thereon.
(d)    Borrower irrevocably authorizes Lender to execute and file against Borrower one or more financing, continuation or amendment statements describing the Collateral pursuant to the UCC. Borrower will execute any other documentation reasonably necessary for Lender to obtain and maintain perfection of its security interests in the Collateral.
(e)    Borrower acknowledges and agrees that Lender shall have the right to appoint a single representative who shall: (i) receive written notice of all meetings (both regular and special) of the Board of Directors, if any, of Borrower and each committee of any such Board of Directors (such notice to be delivered or mailed as specified in Section 10 at the same time as notice is given to the members of any such Board of Directors, if any, and/or committee); (ii) be entitled to attend (or in the case of telephone meetings, monitor) all such meetings in a nonvoting observer capacity; and (iii) receive all notices, information, materials, reports or other information (including minutes of prior meetings of such Board of Directors, if any) which are furnished to the members of any such board (or similar body) and/or committee at the same time, and in the same manner as the same is furnished to such members, except that the representative may be excluded from access to any material or meeting or portion thereof if the Board of Directors determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons. Promptly upon receipt of an invoice therefor, Borrower shall reimburse the designated representative (or the employer of such representative) for the documented out-of-pocket costs and expenses of such representative in attending such meeting.

For the avoidance of doubt, the rights described herein shall terminate and be of no further force or effect upon such time as this Note is repaid in full.
9.    Reimbursement by Borrower. During the continuance of an Event of Default, Lender may discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral, may pay for required insurance on the Collateral and may pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as determined by Lender to be reasonably necessary. Borrower will reimburse Lender on demand for any such payment made or expense incurred by Lender pursuant to the foregoing authorization, and the Collateral may be used to secure any such advances or payments made or expenses incurred by Lender.
10. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email, by nationally-recognized overnight courier or, if only to be given within the United States, also by overnight U.S. mail (postage prepaid, return receipt requested) as follows:
if to Borrower:
Novan, Inc.
4020 Stirrup Creek Drive, Suite 110
Durham, North Carolina 27703
Attention: Paula Brown Stafford and John M. Gay
Email: [***]

with a copy (which shall not constitute notice) to:
Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
150 Fayetteville Street, Suite 2300
Raleigh, North Carolina 27609
Attention: Gerald F. Roach
Email: [***]

if to Lender:
Evening Post Group, LLC
174 Meeting Street
Suite 200
Charleston SC 29401
Attn: Joe Waring, EVP and CFO
Email: [***]
with a copy (which shall not constitute notice) to:
Blank Rome LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: Jennifer Daniels
Email: [***]
or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. All notices and other communications under this Note will be deemed duly given (a) on the date of delivery if delivered personally, or if by e-

mail, on the date sent, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.
11.    Entire Agreement. This Note (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.
12.    Headings. The headings preceding the text of the paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Note nor shall they affect its meaning, construction or effect.
13.    Governing Law; Jurisdiction; Service of Process; Waiver of Jury Trial. The terms and provisions of Section 9.6 (Governing Law; Jurisdiction; Service of Process; Waiver of Jury Trial) of the Purchase Agreement are hereby incorporate by reference and shall apply to this Note and the parties hereto mutatis mutandis as if fully set forth herein.
14.    Non-Negotiability; Non-Transferability. This Note shall not be negotiable, assignable or transferable by Borrower, and no such negotiation, assignment or transfer shall be effective, absent the prior written consent of Lender.
15.    Expenses. Borrower shall, within three (3) Business Days of demand therefor, pay (a) all reasonable out-of-pocket expenses incurred by Lender (including the fees, charges and disbursements of legal counsel to Lender), in connection with any amendments, modifications or waivers of the provisions of this Note and the other Financing Documents, and (b) all reasonable out-of-pocket expenses incurred by Lender (including the fees, charges and disbursements of legal counsel to Lender) in connection with the enforcement or protection of its rights in connection with this Note and the other Financing Documents.
16.    Tax Treatment. All payments under this Note shall be treated for income tax purposes as payments of additional Purchase Price under the Purchase Agreement, except to the extent such amounts are required to be treated as interest under Section 483 of the Code or any analogous provision of the Code or state, local or other tax laws.
17.    Withholding. All payments hereunder and under this Note must, except as required by applicable law, be made without setoff, offset, deduction or counterclaim, free and clear of all taxes (other than those based on the income of Lender), levies, imports, duties, fees and charges, and without any withholding, restriction or conditions imposed by any governmental authority (it being understood that, if any payment hereunder or thereunder is required by applicable law to be subject to any setoff, offset, deduction or counterclaim, tax (other than those based on the income of Lender), levy, import, duty, fee, charge or withholding (each of such items is referred to herein as a “Deduction”), Borrower shall, at such time as any payment hereunder or thereunder is so reduced by a Deduction, pay to Lender an amount necessary to place Lender in the same position the Lender would have been had such payment not been subject to a Deduction).
18.    Miscellaneous.
(a)    The undersigned expressly agrees that this Note or any payment under this Note may be extended by Lender from time to time without in any way affecting the liability of the undersigned hereunder.

(b)    If any provision or any word, term, clause, or part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note and of the provision shall not be affected and shall remain in full force and effect.
(c)    With the written consent of Lender, any covenant, agreement or condition contained in this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), and Lender and Borrower may from time to time enter into written agreements for the purpose of amending any covenant, agreement or condition of this Note or changing in any manner the rights of Lender. Any such amendment or waiver shall be binding upon each future payee of this Note and upon Borrower.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the day and year first written above.

NOVAN, INC.

	By:	/s/ Paula Brown Stafford
	Name:	Paula Brown Stafford
	Title:	Chief Executive Officer

Agreed to and accepted by:

EVENING POST GROUP, LLC

	By:	/s/ Terrance Hurley
	Name:	Terrance Hurley
	Title:	Chief Executive Officer

SCHEDULE I

PLEDGED INTERESTS

Pledgor	Pledged Interests Issuer	% of Limited Liability Company Interests Pledged	Type of Limited Liability Company Interests Pledged	Cert. #
Novan, Inc.	EPI Health, LLC	100%	Membership Units	N/A